Exhibit 99.1

MARTEN TRANSPORT APPOINTS DOUGLAS PETIT AS PRESIDENT

MONDOVI, Wis., Aug. 30, 2021 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced that its Board of Directors has appointed Douglas P. Petit as its new President, effective today. Doug Petit will succeed Tim Kohl, who has served as the Company’s President since 2008. Tim Kohl was recently appointed as Chief Executive Officer on May 4, 2021.

“I’m extremely pleased to announce the appointment of Doug Petit as our President. Doug’s appointment is a continuation of our plan to develop and transition to our next generation of leadership. As our Chief Operating Officer, Doug has been a key leader in our successful business transition and growth. Now as our President, Doug will be an integral member of our executive leadership team involved in our strategic business vision and day-to-day operations growth – along with the ongoing growth and development of our next generation of leaders,” said Randy Marten, Executive Chairman of the Board of Directors. “We are confident in Doug’s ability to assist Tim Kohl and myself in leading our continued successful growth.”

Doug Petit added “I would like to thank Randy and Tim and our Board of Directors for their confidence in me. I’d especially like to thank Randy and Tim for the direction and support I’ve received from them and the opportunity I’ve had to be a leading member of the strong Marten team we’ve built over the years. To be able to organically grow through the Great Recession from a temperature-sensitive carrier to the unique multi-faceted business solution we are today has been instrumental in my development. I look forward to this opportunity as President to continue building on and developing our Marten team.”

Mr. Petit has been Marten’s Chief Operating Officer since August 2019 and served as the Company’s Senior Vice President of Operations from January 2014 through August 2019 and Vice President of Operations from December 2011 through January 2014. Mr. Petit advanced through various professional capacities in our operations area from June 1992 through December 2011 and from February 1990 through June 1991. From June 1991 through June 1992 Mr. Petit served as a fleet manager for Transport America, Inc.

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across the Company’s five distinct business platforms – Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Marten’s current expectations of continued growth of its business. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to Marten that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Marten undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Data

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.